UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 14, 2015

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Loan and Security Agreement

On April 14, 2015, Advanced Micro Devices, Inc., a Delaware corporation (the “Company” or “AMD”), AMD International Sales & Service, Ltd., a Delaware corporation (together with the Company, the “Borrowers”), and ATI Technologies ULC, an Alberta unlimited liability corporation (together with the Borrowers, the “Loan Parties”), entered into an amended and restated loan and security agreement (the “Amended and Restated Loan Agreement”) by and among the Loan Parties, the financial institutions party thereto from time to time as lenders (the “Lenders”) and Bank of America, N.A., a national banking association, as agent for the lenders party thereto (the “Agent”). The Amended and Restated Loan Agreement amended and restated the loan and security agreement dated as of November 12, 2013 by and among the Borrowers, the financial institutions party thereto from time to time as lenders and the Agent.

The Amended and Restated Loan Agreement provides for a senior secured asset based line of credit for a principal amount up to $500 million (the “Secured Revolving Line of Credit”), with up to $75 million available for issuance of letters of credit. Borrowings under the Secured Revolving Line of Credit are limited to up to 85% of eligible accounts receivable (90% for certain qualified eligible accounts receivable), minus specified reserves. The size of the commitments under the Secured Revolving Line of Credit may be increased, with the aggregate amount of all such increases not to exceed $200 million. No drawings were made under the Secured Revolving Line of Credit on the closing date of the Amended and Restated Loan Agreement.

The Secured Revolving Line of Credit matures on April 14, 2020. The obligations of the Loan Parties under the Amended and Restated Loan Agreement are secured by a first priority security interest in the Loan Parties’ accounts receivable, inventory, deposit accounts maintained with the Agent and other specified assets relating to the foregoing, including books and records.

The Borrowers may elect that the loans under the Secured Revolving Line of Credit bear interest at a rate per annum equal to (a) the London Interbank Offered Rate (“LIBOR”) plus the applicable margin set forth in the applicable chart below (the “Applicable Margin”) as determined by the average availability under the Secured Revolving Line of Credit and the fixed charge coverage ratio for the most recently ended four-fiscal quarter period, or (b) (i) the greatest of (x) the Agent’s prime rate, (y) the federal funds rate, as published by the Federal Reserve Bank of New York plus 0.50%, and (z) LIBOR for a one-month period plus 1.00%, plus (ii) the Applicable Margin.

Applicable Margin, if average availability is equal to or greater than 66.66% of the total commitment amount and the fixed charge coverage ratio for the most recently ended four-fiscal quarter period is greater than or equal to 1.25 to 1.00, is 0.25% for Base Rate Revolver Loans and 1.25% for LIBOR Revolver Loans. Otherwise, Applicable Margin is determined in accordance with the below table:

Level	Average Availability for Last Fiscal Month	Base Rate Revolver Loans: Applicable Margin	LIBOR Revolver Loans: Applicable Margin
I	≥ 66.66% of the Revolver Commitment	0.50%	1.50%
II	≥ 33.33% of the Revolver Commitment < 66.66%	0.75%	1.75%
III	< 33.33% of the Revolver Commitment	1.00%	2.00%

The Secured Revolving Line of Credit may be optionally prepaid or terminated, and unutilized commitments may be reduced at any time, in each case without premium or penalty. In connection with the Secured Revolving Line of Credit, the Borrowers will pay an unused line fee equal to 0.375% per annum, payable monthly on the unused amount of the commitments under the Secured Revolving Line of Credit. The unused line fee decreases to 0.25% per annum when 35% or more of the Secured Revolving Line of Credit is utilized. The Borrowers will pay (i) a monthly fee on all letters of credit outstanding under the Secured Revolving Line of Credit equal to the applicable LIBOR margin and (ii) a fronting fee to the Agent equal to 0.125% of all such letters of credit, payable monthly in arrears.

The Amended and Restated Loan Agreement contains covenants that place certain restrictions on the Loan Parties’ ability to, among other things, allow two of the Company’s subsidiaries that manufacture or process inventory for the Loan Parties to borrow secured debt or unsecured debt beyond a certain amount, amend or modify certain terms of any debt of $50 million or more or subordinated debt, create or suffer to exist any liens upon accounts or inventory, sell or transfer any of Loan Parties’ accounts or inventory other than certain ordinary-course transfers, make certain changes to any Loan Party’s name or form or state of organization without notifying the Agent, liquidate, dissolve, merge, amalgamate, combine or consolidate, or become a party to certain agreements restricting the Loan Parties’ ability to incur or repay debt, grant liens, make distributions, or modify loan agreements. Further restrictions apply when certain payment conditions (the “Payment Conditions”) are not satisfied with respect to specified transactions, events or payments. The Payment Conditions include that (i) no default or event of default exists and (ii) at all times during the 45 consecutive days immediately prior to such transaction, event or payment and on a pro forma basis after giving effect to such transaction, event or payment and any incurrence or repayment of indebtedness in connection therewith, the Loan Parties’ excess available cash is greater than the greater of 20% of the total commitment amount and $100 million. Such restrictions limit the Loan Parties’ ability to, among other things, create any liens upon any of the Loan Parties’ property (other than customary permitted liens and liens on up to $1.5 billion of secured credit facilities debt (which amount includes the Secured Revolving Line of Credit)), declare or make any distributions, create any encumbrance on the ability of a subsidiary to make any upstream payments, make asset dispositions other than certain ordinary course dispositions, make certain loans, make payments with respect to subordinated debt or certain borrowed money prior to its due date or become a party to certain agreements restricting the Loan Parties’ ability to enter into any non arm’s-length transaction with an affiliate.

The Loan Parties are required to repurchase, redeem, defease, repay, create a segregated account for the repayment of, or request Agent reserve a sufficient available amount under the Secured Revolving Line of Credit for the repayment of, all debt for borrowed money exceeding $50 million, by no later than 60 days prior to its maturity date (not including the Secured Revolving Line of Credit). Any reserved funds for this purpose would not be included in domestic cash calculations.

If at any time the Loan Parties’ excess available cash is less than the greater of 15% of the total commitment amount and $75 million, the Loan Parties must maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 until (i) no event of default exists and (ii) the Loan Parties’ excess available cash is greater than the greater of 15% of the total commitment amount and $75 million for 45 consecutive days.

The events of default under the Amended and Restated Loan Agreement include, among other things, payment defaults, the inaccuracy of representations or warranties, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults, a cross-default related to indebtedness in an aggregate amount in excess of $50 million, judgments entered against a Loan Party in an amount that exceeds cumulatively $50 million, certain ERISA events and events related to Canadian defined benefits plans and a change of control. When a Payment Condition has not been satisfied, additional events of default include, among other things, a loss, theft damage or destruction with respect to any collateral if the amount not covered by insurance exceeds $50 million.

The preceding description of the Amended and Restated Loan Agreement and the Secured Revolving Line of Credit is qualified in its entirety by reference to the entire text of the Amended and Restated Loan Agreement, filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated herein by reference.

Fifth Amendment to the Wafer Supply Agreement

On April 16, 2015, the Company entered into a fifth amendment (the “Fifth Amendment”) to the Wafer Supply Agreement with GLOBALFOUNDRIES Inc. (“GF”). The primary effect of the Fifth Amendment was to establish volume purchase commitments and fixed pricing for the 2015 calendar year as well as to modify certain other terms of the Wafer Supply Agreement applicable to wafers for some of AMD’s microprocessor unit, graphics processor unit and semi-custom products to be delivered by GF to AMD during the 2015 calendar year.

AMD currently estimates that it will purchase wafers from GF for approximately $1 billion in 2015. AMD expects that its future purchases from GF will continue to be material under the Wafer Supply Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which will be filed with a Quarterly Report on Form 10-Q.

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On April 16, 2015, the Company announced its financial position and results of operations as of and for its fiscal quarter ended March 28, 2015 in an earnings press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President and Chief Financial Officer of the Company, regarding the Company’s fiscal quarter ended March 28, 2015.

To supplement the Company’s financial results presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company’s earnings press release and CFO commentary contain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Goodwill Impairment: represents impairment charges related to the analysis the Company performed during its annual impairment testing.

Restructuring and other special charges, net: represents charges related to exiting the dense server systems business, including impairment of acquired intangible assets, employee severance costs, asset impairments, inventory write-down and contract termination charges. In addition, it represents employee severance costs, asset impairments, facility charges and contract termination charges associated with our restructuring plans and executive officer separation charges.

Lower-of-cost-or-market inventory adjustment: represents a write-down of the Company’s inventory to its lower of cost or market value.

Amortization of acquired intangible assets: represents amortization expenses of acquired intangible assets in connection with the Company’s acquisitions of SeaMicro, Inc.

Workforce rebalancing severance charges: represents employee severance costs associated with a reduction of the Company’s global workforce as part of the ongoing transformation and diversification strategy.

Loss on debt redemption: represents losses that the Company incurred as a result of the repurchase of certain outstanding indebtedness in excess of the carrying amount of the debt.

Stock-based compensation: represents expense related to employee stock options, restricted stock units and performance-based restricted stock units under the Company’s stock-based incentive compensation plan.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description

1.01	Amended and Restated Loan and Security Agreement, dated as of April 14, 2015, by and among Advanced Micro Devices, Inc., a Delaware corporation, AMD International Sales & Service, Ltd., a Delaware corporation, ATI Technologies ULC, an Alberta unlimited liability corporation, the financial institutions party thereto from time to time as lenders and Bank of America, N.A., a national banking association, as agent for the lenders

99.1	Press release dated April 16, 2015

99.2	CFO Commentary on First Fiscal Quarter of 2015 Results

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect current expectations and projections about future events, including AMD’s estimates of its future wafer purchase from GF and the materiality of those purchases, and thus involve uncertainty and risk. It is possible that future events may differ from expectations due to a variety of risks and other factors such as those described in AMD’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.01	Amended and Restated Loan and Security Agreement, dated as of April 14, 2015, by and among Advanced Micro Devices, Inc., a Delaware corporation, AMD International Sales & Service, Ltd., a Delaware corporation, ATI Technologies ULC, an Alberta unlimited liability corporation, the financial institutions party thereto from time to time as lenders and Bank of America, N.A., a national banking association, as agent for the lenders

99.1	Press release dated April 16, 2015

99.2	CFO Commentary on First Fiscal Quarter of 2015 Results